UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 24, 2023

MITEK SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-35231	87-0418827
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

600 B Street, Suite 100
San Diego,	California		92101
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (619) 269-6800
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MITK	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Executive Chair
On January 24, 2023, Mitek Systems, Inc. (the “Company”) announced that Bruce Hansen stepped down as the Chairman of the Company’s Board of Directors (the “Board”), effective January 24, 2023, and that Scott Carter, a member of the Board, has been appointed Executive Chair of the Company. Mr. Hansen will continue to serve as a member of the Board.
The Executive Chair is a newly-created role and in this role, Mr. Carter will provide leadership and direction to the Board and work with the Company’s Chief Executive Officer and other members of the Company’s executive team to provide, among other things, strategic expertise with respect to the Company’s strategy for future growth.
Mr. Carter has served as a director of the Company since March 2022 and has served as a special advisor to the Company’s Chief Executive Officer and Board sharing his industry knowledge and assisting with product and market strategy since December 2020. From September 2014 to July 2018 he served as the Chief Executive Officer, and previously Chief Operating Officer, of ID Analytics, now LexisNexis, a provider of risk management solutions offering credit risk, consumer protection, risk identification, fraud detection, payment, and theft protection services. From May 2019 until December 2020, Mr. Carter served as the Chief Operating Officer and Advisor of Brain Corp, an artificial intelligence company which creates transformative core technology for the robotics industry. Mr. Carter previously served as the Company’s Chief Marketing Officer from July 2013 until September 2014. From January 2005 to June 2013, Mr. Carter served as Senior Vice President with Experian Decision Analytics, a consumer credit reporting company which sells decision analytic and marketing assistance to businesses. Mr. Carter is a member of the boards of directors of: Guardinex, Inc., Vital4, and LendingUSA. Mr. Carter has also advised various private equity firms on prospective acquisitions of SaaS, FinTech and data and AI enabled companies. Mr. Carter also served as the Chairman of the Board of Ubi Security, Inc. from July of 2018 through June of 2019. Mr. Carter earned a Bachelor of Arts from the University of Delaware and a Masters in Business Administration from the University of Delaware, Lerner College of Business. In addition he has completed further executive education at the Kellogg School at Northwestern University and received his NACD Director Credential in 2022. Mr. Carter is a seasoned executive with a diverse range of experiences as a technology business leader, advisor and board member. Having held C-level positions for leading solution providers and previously in client-side industry roles, Mr. Carter has a uniquely 360-degree view and has a consistent track record of accelerating growth for organizations, utilizing client and market insight to inform strategy, corporate development product, technology, sales and marketing activities.
In his role as Executive Chair, Mr. Carter will be entitled to receive a monthly salary of $65,000. Mr. Carter will be eligible to participate in certain Company-sponsored benefits, such as health insurance plans, provided he meets the respective plan eligibility requirements. Under the Company’s reimbursement policies, he will be entitled to reimbursement of his reasonable out of pocket costs and expenses incurred on Company business. In addition, in connection with his appointment as Executive Chair, Mr. Carter also will be awarded restricted stock units for a number of shares equal to $1,000,000 divided by the January 24, 2023 closing stock price, which will vest in annual equal installments over a period of 24 months.
In light of his appointment as Executive Chair, Mr. Carter will not be considered an independent director and will no longer serve on any committees of the Board and will not receive any separate compensation that he previously received as a non-employee director of the Board.
Mr. Carter and the Company will also enter into the Company’s standard form of severance and change of control agreement and standard form of indemnification agreement for directors and officers providing for the indemnification by the Company in certain circumstances for actions taken in connection with his service to or for the Company.
There are no arrangements or understandings between Mr. Carter, on the one hand, and any other persons, on the other hand, pursuant to which he was selected as the Company’s Executive Chair. Additionally, Mr. Carter has no family relationships or related party transactions with the Company that would require disclosure under Items 401(d) or 404(a) of Regulation S-K in connection with his appointment.
Lead Independent Director Appointment and Compensation
On January 24, 2023, the Board also appointed Kim Stevenson as the Lead Independent Director. In her role as Lead Independent Director, Ms. Stevenson will receive an additional $15,000 annual retainer. There are no arrangements or understandings between Ms. Stevenson, on the one hand, and any other persons, on the other hand, pursuant to which she was selected as the Company’s Lead Independent Director. Ms. Stevenson has no family relationships or related party transactions with the Company that would require disclosure under Items 401(d) or 404(a) of Regulation S-K in connection with her appointment.

Item 8.01 Other Events.
On January 30, 2023, the Company issued a release announcing, among other things, that its Board of directors appointed Mr. Carter as Executive Chair. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
Exhibits.

Exhibit Number	Description
99.1	Press Release, dated January 30, 2023
104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mitek Systems, Inc.

January 30, 2023	By:	/s/ Scipio Maximus Carnecchia
Scipio Maximus Carnecchia
Chief Executive Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release, dated January 30, 2023
104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL)